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                                                                     EXHIBIT 9-B

                       VOTING AND EXCHANGE TRUST AGREEMENT


      MEMORANDUM OF AGREEMENT made as of the 30th day of September, 1999.


B E T W E E N:

                  VERITAS DGC INC.,
                  a corporation existing under the laws of the State of Delaware (hereinafter referred to as "Veritas")

                                                              OF THE FIRST PART,

                                     - and -

                  VERITAS ENERGY SERVICES INC.,
                  a corporation existing under the laws of the Province of Alberta (hereinafter referred to as "VESI")

                                                             OF THE SECOND PART,

                                     - and -

                  CIBC MELLON TRUST COMPANY,
                  a trust company existing under the laws of Canada (hereinafter referred to as the "Trustee")

                                                              OF THE THIRD PART.


         WHEREAS pursuant to a combination agreement dated as of March 30, 1999, by and among Veritas, VESI and Enertec Resource Services Inc. ("Enertec") (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), Veritas and VESI would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

         AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated September 30, 1999 filed pursuant to the Business Corporations Act (Alberta), each issued and outstanding common share of Enertec (an "Enertec Common Share") was transferred to VESI in consideration for 0.345 issued and outstanding Class A Exchangeable Shares Series 1 of VESI (the "Series 1 Exchangeable Shares");

         AND WHEREAS Appendix A of the above-mentioned Articles of Arrangement sets forth the rights, privileges, restrictions and conditions attaching to the Series 1 Exchangeable Shares (collectively, the "Exchangeable Share Provisions"), a copy of which is attached hereto as Schedule "A";




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         AND WHEREAS Veritas is to provide voting rights in Veritas to each holder (other than Veritas and its Subsidiaries) from time to time of Series 1 Exchangeable Shares, such voting rights per Series 1 Exchangeable Share to be equivalent to the voting rights per share of Veritas Common Stock (the "Veritas Common Stock");

         AND WHEREAS Veritas is to grant to and in favour of the holders (other than Veritas and its Subsidiaries) from time to time of Series 1 Exchangeable Shares the right, in the circumstances set forth herein, to require Veritas to purchase from each such holder all or any part of the Series 1 Exchangeable Shares held by the holder;

         AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Veritas shall be exercisable by holders (other than Veritas and its Subsidiaries) from time to time of Series 1 Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Veritas ERS Special Voting Stock (the "Veritas ERS Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require Veritas to purchase Series 1 Exchangeable Shares from the holders thereof (other than Veritas and its Subsidiaries) shall be exercisable by such holders from time to time of Series 1 Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

         AND WHEREAS these recitals and any statements of fact in this agreement are made by Veritas and VESI and not by the Trustee;

         NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.       DEFINITIONS AND INTERPRETATION

         (a) DEFINITIONS. In this agreement, the following terms shall have the following meanings:

"Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Veritas Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Series 1 Exchangeable Shares issued and outstanding and held by Holders multiplied by (ii) the Equivalent Vote Amount.

"Applicable Laws" has the meaning set out in Section 5(j).

"Arrangement" has the meaning set out in the recitals hereto.

"Authorized Investments" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province of Canada or a Canadian chartered bank (which may include an affiliate or related party of the Trustee, including without limitation Mellon Bank Canada and Canadian Imperial Bank of Commerce) provided that each such obligation is rated at least RI (middle) by DBRS Inc. or an equivalent rating by Canadian Bond Rating Service.




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"Automatic Exchange Rights" means the benefit of the obligation of Veritas to effect the automatic exchange of shares of Veritas Common Stock for Series 1 Exchangeable Shares pursuant to Section 5(l) hereof.

"Board of Directors" means the Board of Directors of VESI.

"Business Day" has the meaning set out in the Exchangeable Share Provisions.

"Combination Agreement" has the meaning set out in the recitals hereto.

"Equivalent Vote Amount" means, with respect any matter, proposition or question on which holders of Veritas Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of Veritas Common Stock is entitled with respect to such matter, proposition or question.

"Exchange Right" has the meaning set out in Section 5(a)(i) hereof.

"Exchangeable Share Provisions" has the meaning set out in the recitals hereto.

"Holder Votes" has the meaning set out in Section 4(b) hereof.

"Holders" means the registered holders from time to time of Series 1 Exchangeable Shares, other than Veritas and its Subsidiaries.

"Indemnified Parties" has the meaning set out in Section 9(a) hereof.

"Insolvency Event" means the institution by VESI of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of VESI to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies' Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by VESI to contest in good faith any such proceedings commenced in respect of VESI within 15 days of becoming aware thereof, or the consent by VESI to the filing of any such petition or to the appointment of a receiver, or the making by VESI of a general assignment for the benefit of creditors, or the admission in writing by VESI of its inability to pay its debts generally as they become due, or VESI not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Series 1 Exchangeable Shares in accordance with the terms thereof, to redeem any shares of any other series of Class A Exchangeable Shares of VESI in accordance with the terms thereof or to redeem any Exchangeable Shares of VESI in accordance with the terms thereof.

"Liquidation Call Right" has the meaning set out in the Exchangeable Share Provisions.

"Liquidation Event" has the meaning set out in Section 5(l)(ii)  hereof.

"Liquidation Event Effective Time" has the meaning set out in Section 5(l)(iii) hereof.




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"List" has the meaning set out in Section 4(f) hereof.

"Officer's Certificate" means, with respect to Veritas or VESI, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of Veritas or VESI, as the case may be.

"Person" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

"Redemption Call Right" has the meaning set out in the Exchangeable Share Provisions.

"Retracted Shares" has the meaning set out in Section 5(g) hereof.

"Retraction Call Right" has the meaning set out in the Exchangeable Share Provisions.

"Series 1 Exchangeable Share Consideration" has the meaning set out in the Exchangeable Share Provisions.

"Series 1 Exchangeable Share Price" has the meaning set out in the Exchangeable Share Provisions.

"Series 1 Exchangeable Shares" has the meaning set out in the recitals  hereto.

"Subsidiary" has the meaning set out in the Exchangeable Share Provisions.

"Support Agreement" means that certain support agreement made as of even date hereof between VESI and Veritas.

"Trust" means the trust created by this agreement.

"Trust Estate" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

"Trustee" means CIBC Mellon Trust Company and, subject to the provisions of
Article 10 hereof, includes any successor trustee or permitted assigns.

"VESI Common Shares" means common shares in the capital stock of VESI.

"Veritas Common Stock" has the meaning set out in the recitals hereto.

"Veritas Consent" has the meaning set out in Section 4(b) hereof.

"Veritas Meeting" has the meaning set out in Section 4(b) hereof.

"Veritas Special ERS Voting Stock" has the meaning set out in the recitals hereto.

"Veritas Successor" has the meaning set out in Section 11(a)(i) hereof.



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"Voting Rights" means the voting rights attached to the Voting Share.

"Voting Share" means the one share of Veritas ERS Special Voting Stock, U.S. $0.01 par value, issued by Veritas to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Veritas Common Stock equal to the Aggregate Equivalent Vote Amount.

         (b) INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

         (c) NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

         (d) DATE FOR ANY ACTION. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2.       PURPOSE OF AGREEMENT

         The purpose of this agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this agreement.

3.       VOTING SHARE

         (a) ISSUANCE AND OWNERSHIP OF THE VOTING SHARE. Veritas hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this agreement. Veritas hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by Veritas to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

                  (i) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and




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                  (ii)     except as specifically authorized by this agreement,
                           have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

         (b) LEGENDED SHARE CERTIFICATES. VESI will cause each certificate representing Series 1 Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Series 1 Exchangeable Shares held by a Holder.

         (c) SAFE KEEPING OF CERTIFICATE. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

4.       EXERCISE OF VOTING RIGHTS

         (a) VOTING RIGHTS. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of Veritas at a Veritas Meeting or in connection with a Veritas Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7(o) hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Veritas Consent is sought or a Veritas Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

         (b) NUMBER OF VOTES. With respect to all meetings of stockholders of Veritas at which holders of shares of Veritas Common Stock are entitled to vote (a "Veritas Meeting") and with respect to all written consents sought by Veritas from its stockholders including the holders of shares of Veritas Common Stock (a "Veritas Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Series 1 Exchangeable Share owned of record by such Holder on the record date established by Veritas or by applicable law for such Veritas Meeting or Veritas Consent, as the case may be (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such Veritas Meeting or to be consented to in connection with such Veritas Consent.

         (c) MAILINGS TO SHAREHOLDERS. With respect to each Veritas Meeting and Veritas Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Veritas utilizes in communications to holders of Veritas Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the



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                  Holders named in the List on the same day as the initial
                  mailing or notice (or other communication) with respect thereto is given by Veritas to its stockholders:

                  (i) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of Veritas;

                  (ii) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Veritas Meeting or Veritas Consent, as the case may be, or, pursuant to Section 4(g) hereof, to attend such Veritas Meeting and to exercise personally as the proxy of the Trustee, the Holder Votes thereat;

                  (iii) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                           (A) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                           (B) a proxy to a designated agent or other representative of the management of Veritas to exercise such Holder Votes;

                  (iv) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

                  (v) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

                  (vi) a statement of (A) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Veritas Meeting shall not be earlier than the close of business on the Business Day prior to such meeting, and (B) the method for revoking or amending such instructions.

                  The materials referred to above are to be provided by Veritas to the Trustee, but shall be subject to review and comment by the Trustee.

                  For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Veritas Meeting or Veritas Consent, the number of Series 1 Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Veritas or by applicable law for purposes of determining stockholders entitled to vote at such Veritas Meeting or to give written consent in connection with such Veritas Consent. Veritas will notify the Trustee in writing of any decision of the board of directors of Veritas with respect to the calling of any such Veritas Meeting or the seeking of any such Veritas Consent and shall provide all necessary information and materials to the Trustee in each case



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                  promptly and in any event in sufficient time to enable the
                  Trustee to perform its obligations contemplated by this
                  Section 4(c).

         (d) COPIES OF STOCKHOLDER INFORMATION. Veritas will deliver to the Trustee copies of all proxy materials, (including notices of Veritas Meetings but excluding proxies to vote shares of Veritas Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Veritas Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of Veritas Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of Veritas, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Veritas) received by the Trustee from Veritas at the same time as such materials are first sent to holders of Veritas Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the cities of Calgary and Toronto.

         (e) OTHER MATERIALS. Immediately after receipt by Veritas or any stockholder of Veritas of any material sent or given generally to the holders of Veritas Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Veritas shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of Veritas, copies of all such materials received by the Trustee from Veritas. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the cities of Toronto and Calgary.

         (f) LIST OF PERSONS ENTITLED TO VOTE. VESI shall, (i) prior to each annual, general and special Veritas Meeting or the seeking of any Veritas Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Series 1 Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Veritas Meeting or a Veritas Consent, at the close of business on the record date established by Veritas or pursuant to applicable law for determining the holders of Veritas Common Stock entitled to receive notice of and/or to vote at such Veritas Meeting or to give consent in connection with such Veritas Consent. Each such List shall be delivered to the Trustee promptly after receipt by VESI of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. Veritas agrees to give VESI written notice (with



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                  a copy to the Trustee) of the calling of any Veritas Meeting or the seeking of any Veritas Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable VESI to perform its obligations under this Section 4(f).

         (g) ENTITLEMENT TO DIRECT VOTES. Any Holder named in a List prepared in connection with any Veritas Meeting or any Veritas Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4(c) hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

         (h) VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT MEETING.

                  (i) In connection with each Veritas Meeting and Veritas Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4(c) hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4(c) hereof.

                  (ii) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Veritas Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either (A) has not previously given the Trustee instructions pursuant to Section 4(c) hereof in respect of such meeting, or (B) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

         (i) DISTRIBUTION OF WRITTEN MATERIALS. Any written materials to be distributed by the Trustee to the Holders pursuant to this agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Veritas utilizes in communications to holders of Veritas Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing



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                                     - 10 -

                  of such method) to each Holder at its address as shown on the books of VESI. VESI shall provide, or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

                           (A)      a current List; and

                           (B) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

                  The materials referred to above are to be provided by Veritas to the Trustee, but shall be subject to review and comment by the Trustee.

         (j) TERMINATION OF VOTING RIGHTS. Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Series 1 Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to Veritas and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Series 1 Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Series 1 Exchangeable Shares for shares of Veritas Common Stock, as specified in Article 5 hereof (unless in either case Veritas shall not have delivered the Series 1 Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Series 1 Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of VESI pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Series 1 Exchangeable Shares from the holder thereof by Veritas pursuant to the exercise by Veritas of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

5.       EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

         (a) GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. Veritas hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (i) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Veritas to purchase from each or any Holder all or any part of the Series 1 Exchangeable Shares held by the Holders, and (ii) the Automatic Exchange Rights, all in accordance with the provisions of this agreement. Veritas hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Veritas to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be



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                  entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

                  (iii) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

                  (iv) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

         (b) LEGENDED SHARE CERTIFICATES. VESI will cause each certificate representing Series 1 Exchangeable Shares to bear an appropriate legend notifying the Holders of:

                  (i) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Series 1 Exchangeable Shares held by a Holder; and

                  (ii)     the Automatic Exchange Rights.

         (c) GENERAL EXERCISE OF EXCHANGE RIGHT. The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7(o) hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

         (d) PURCHASE PRICE. The purchase price payable by Veritas for each Series 1 Exchangeable Share to be purchased by Veritas under the Exchange Right shall be an amount equal to the Series 1 Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Series 1 Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Veritas will provide to the Trustee an Officer's Certificate setting forth the calculation of the Series 1 Exchangeable Share Price for each Series 1 Exchangeable Share. The Series 1 Exchangeable Share Price for each such Series 1 Exchangeable Share so purchased may be satisfied only by Veritas issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the Series 1 Exchangeable Share Consideration representing the total Series 1 Exchangeable Share Price.

         (e) EXERCISE INSTRUCTIONS. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Series 1 Exchangeable Shares registered in the name of such Holder on the books of VESI. To cause the exercise of the Exchange Right by the

                  Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Calgary, Alberta, Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Series 1 Exchangeable Shares which such Holder desires Veritas to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Series 1 Exchangeable Shares under the Business Corporations Act (Alberta), other applicable laws, if any, and the by-laws of VESI and such additional documents and instruments as the Trustee, VESI and Veritas may reasonably require together with (i) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Series 1 Exchangeable Share certificates, stating (A) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require Veritas to purchase from the Holder the number of Series 1 Exchangeable Shares specified therein, (B) that such Holder has good title to and owns all such Series 1 Exchangeable Shares to be acquired by Veritas free and clear of all liens, claims and encumbrances, (C) the names in which the certificates representing Veritas Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (D) the names and addresses of the persons to whom the Series 1 Exchangeable Share Consideration should be delivered and (ii) payment (or evidence satisfactory to the Trustee, VESI and Veritas of payment) of the taxes (if any) payable as contemplated by Section 5(h) of this agreement. If only a part of the Series 1 Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Veritas under the Exchange Right, a new certificate for the balance of such Series 1 Exchangeable Shares shall be issued to the Holder at the expense of VESI.

         (f) DELIVERY OF SERIES 1 EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF EXERCISE. Promptly after receipt of the certificates representing the Series 1 Exchangeable Shares which the Holder desires Veritas to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right), duly endorsed for transfer to Veritas, the Trustee shall notify Veritas and VESI of its receipt of the same, which notice to Veritas and VESI shall constitute exercise of the Exchange Right by the Trustee on behalf of the Holder of such Series 1 Exchangeable Shares, and Veritas shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Series 1 Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Series 1 Exchangeable Share Consideration, deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, VESI and Veritas of the payment of) the taxes (if any) payable as contemplated by Section 5(h) of this agreement. In connection with payment of the Series 1 Exchangeable Share Consideration, Veritas shall be entitled to liquidate some of the Veritas Common Stock that would otherwise be deliverable to the particular holder of Series 1 Exchangeable Shares in order to fund any statutory withholding tax obligation. Immediately upon the giving of notice by the Trustee to Veritas and VESI of the exercise of the Exchange Right, as provided in this Section

                  5(f), the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Series 1 Exchangeable Shares shall be deemed to have transferred to Veritas all of its right, title and interest in and to such Series 1 Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Series 1 Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Series 1 Exchangeable Share Consideration is not delivered by Veritas to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Series 1 Exchangeable Share Consideration is delivered by Veritas and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Series 1 Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Veritas Common Stock delivered to it pursuant to the Exchange Right. Notwithstanding the foregoing until the Series 1 Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Series 1 Exchangeable Shares for purposes of voting rights with respect thereto under this agreement.

         (g) EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require VESI to redeem any or all of the Series 1 Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by VESI pursuant to Section 6.6 of the Exchangeable Share Provisions that VESI will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from VESI and provided that Veritas shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to VESI pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which VESI is unable to redeem. In any such event, VESI hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against VESI redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to VESI or to the transfer agent of the Series 1 Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that VESI is not permitted to redeem and will require Veritas to purchase such shares in accordance with the provisions of this
                  Article 5.

         (h) STAMP OR OTHER TRANSFER TAXES. Upon any sale of Series 1 Exchangeable Shares to Veritas pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Veritas Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Series 1 Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Series 1 Exchangeable Shares so sold, provided, however, that such Holder (i) shall pay (and neither Veritas, VESI nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (ii) shall have established to the satisfaction of the Trustee, Veritas and VESI that such taxes, if any, have been paid.

         (i) NOTICE OF INSOLVENCY EVENT. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, VESI and Veritas shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from VESI and Veritas or from any other Person of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of Veritas, a notice of such Insolvency Event in the form provided by Veritas, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

         (j) QUALIFICATION OF VERITAS COMMON STOCK. Veritas covenants that if any shares of Veritas Common Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by Veritas to the initial holder thereof (other than VESI) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of Veritas for purposes of Canadian federal or provincial securities law or an "affiliate" of Veritas or, prior to the Effective Date, of Enertec for purposes of United States federal or state securities law), Veritas will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Veritas Common Stock to be and remain duly registered, qualified or approved. Veritas represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of Veritas Common Stock to be issued and delivered pursuant to the Exchange Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of Veritas for the purposes of Canadian federal and provincial securities law or an "affiliate" of Veritas or, prior to the Effective Date, of Enertec for the purposes of United States federal or state securities law). Veritas will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Veritas Common Stock to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be and to continue to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

         (k)      RESERVATION OF SHARES OF VERITAS COMMON STOCK.

                  Veritas hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Veritas Common Stock (i) as is equal to the sum of (A) the number of Series 1 Exchangeable Shares issued and outstanding from time to time and (B) the number of Series 1 Exchangeable Shares issuable upon the exercise of all rights to acquire Series 1 Exchangeable Shares outstanding from time to time and
                  (ii) as are now and may hereafter be required to enable and permit Veritas and VESI to meet their respective obligations hereunder, under the Restated Certificate of Incorporation of Veritas, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which Veritas may now or hereafter be required to issue shares of Veritas Common Stock.

         (l)      AUTOMATIC EXCHANGE ON LIQUIDATION OF VERITAS.

                  (i) Veritas will give the Trustee written notice of each of the following events at the time set forth below:

                           (A) in the event of any determination by the board of directors of the Veritas to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Veritas or to effect any other distribution of assets of Veritas among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                           (B) immediately, upon the earlier of (I) receipt by Veritas of notice of, and (II) Veritas otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Veritas or to effect any other distribution of assets of Veritas among its stockholders for the purpose of winding-up its affairs.

                  (ii) Immediately following receipt by the Trustee from Veritas of notice of any event (a "Liquidation Event") contemplated by Section 5(l)(i) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by Veritas to the Trustee and shall include a brief description of the automatic exchange of Series 1 Exchangeable Shares for shares of Veritas Common Stock provided for in Section 5(l)(iii) below.

                  (iii) In order that the Holders will be able to participate on a PRO RATA basis with the holders of Veritas Common Stock in the distribution of assets of Veritas in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event all of the then outstanding Series 1 Exchangeable Shares shall be automatically exchanged for shares of Veritas Common Stock. To effect such automatic exchange, Veritas shall be deemed to have purchased each Series 1 Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Series 1 Exchangeable Shares held by it at such time, for a purchase price per share equal to the Series 1 Exchangeable Share Price applicable at such time. In connection with such automatic exchange, Veritas will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Series 1 Exchangeable Share.

                  (iv) The closing of the transaction of purchase and sale contemplated by Section 5(l)(iii) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Series 1 Exchangeable Shares shall be deemed to have transferred to Veritas all of the Holder's right, title and interest in and to such Series 1 Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Series 1 Exchangeable Shares and Veritas shall deliver to the Holder the Series 1 Exchangeable Share Consideration deliverable upon the automatic exchange of Series 1 Exchangeable Shares. In connection with payment of the Series 1 Exchangeable Share Consideration, Veritas shall be entitled to liquidate some of the Veritas Common Stock that would otherwise be deliverable to the particular holder of Series 1 Exchangeable Shares in order to fund any statutory withholding tax obligation. Concurrently with such Holder ceasing to be a holder of Series 1 Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Veritas Common Stock issued to it pursuant to the automatic exchange of Series 1 Exchangeable Shares for Veritas Common Stock and the certificates held by the Holder previously representing the Series 1 Exchangeable Shares exchanged by the Holder with Veritas pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Veritas Common Stock issued to the Holder by Veritas pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Series 1 Exchangeable Share certificates deemed to represent shares of Veritas Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Veritas may reasonably require, Veritas shall deliver or cause to be delivered to the Holder certificates representing the shares of Veritas Common Stock of which the Holder is the holder. Notwithstanding the foregoing until each Holder is actually entered on the register of holders of Veritas Common Stock, such Holder shall be deemed to still be a holder of the transferred Series 1 Exchangeable Shares for purposes of all voting rights with respect thereto under this agreement.

6.       RESTRICTIONS ON ISSUANCE OF VERITAS ERS SPECIAL VOTING STOCK

         During the term of this agreement, Veritas will not issue any shares of Veritas ERS Special Voting Stock in addition to the Voting Share.

7.       CONCERNING THE TRUSTEE

         (a) POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

                  (i) receipt and deposit of the Voting Share from Veritas as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

                  (ii) granting proxies and distributing materials to Holders as provided in this agreement;

                  (iii) voting the Holder Votes in accordance with the provisions of this agreement;

                  (iv) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Veritas as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

                  (v) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Holders Series 1 Exchangeable Shares and other requisite documents and distributing to such Holders the shares of Veritas Common Stock and cheques and property, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

                  (vi)     holding title to the Trust Estate;

                  (vii) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

                  (viii) taking action at the direction of a Holder or Holders to enforce the obligations of Veritas under this agreement; and

                  (ix) taking such other actions and doing such other things as are specifically provided in this agreement.

                  In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this agreement.

                  The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

                  The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

         (b) NO CONFLICT OF INTEREST. The Trustee represents to VESI and Veritas that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7(b), the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7(b), any interested party may apply to the Alberta Court of Queen's Bench an order that the Trustee be replaced as trustee hereunder.

         (c) DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC. VESI and Veritas irrevocably authorize the Trustee, from time to time, to:

                  (i) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Series 1 Exchangeable Shares and Veritas Common Stock; and

                  (ii) requisition, from time to time, (A) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement and (B) from the transfer agent of Veritas Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the

                           Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

                  VESI and Veritas irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Veritas covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

         (d) BOOKS AND RECORDS. The Trustee shall keep available for inspection by Veritas and VESI, at the Trustee's principal office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this agreement. On or before June 30, 2000, and on or before June 30 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to Veritas and VESI a brief report, dated as of the preceding March 31, with respect to:

                  (i) the property and funds comprising the Trust Estate as of that date;

                  (ii) the number of exercises of the Exchange Right, if any, and the aggregate number of Series 1 Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by Veritas of shares of Veritas Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and

                  (iii) all other actions taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

         (e) INCOME TAX RETURNS AND REPORTS. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Series 1 Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, Veritas shall retain such experts for purposes of providing such advice and assistance.

         (f) INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to Section 7(o) hereof, and with respect to the Exchange Right pursuant to Article 5 hereof, subject to Section 7(o) hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof.

                  None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

         (g) ACTIONS BY HOLDERS. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7(f) hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

         (h) RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of
                  Section 7(i) hereof, if applicable, and with any other applicable provisions of this agreement.

         (i) EVIDENCE AND AUTHORITY TO TRUSTEE. VESI and/or Veritas shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by VESI and/or Veritas or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of VESI and/or Veritas forthwith if and when:

                  (i) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7(i); or

                  (ii) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives VESI and/or Veritas written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

                  Such evidence shall consist of an Officer's Certificate of VESI and/or Veritas or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

                  Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of VESI and/or Veritas it shall be in the form of an Officer's Certificate or a statutory declaration.

                  Each statutory declaration, certificate, statement, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

                  (iii) declaring that he has read and understands the provisions of this agreement relating to the condition in question:

                  (iv) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement, opinion or report; and

                  (v) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

         (j)      EXPERTS, ADVISERS AND AGENTS.  The Trustee may:

                  (i) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by VESI and/or Veritas or otherwise, and may retain and employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

                  (ii) retain and employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

         (k) INVESTMENT OF MONEYS HELD BY TRUSTEE. Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in Authorized Investments, and the Trustee shall so invest such moneys on the written direction of VESI. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of VESI, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

         (l) TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

         (m) TRUSTEE NOT BOUND TO ACT ON REQUEST. Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of VESI and/or Veritas or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

         (n) AUTHORITY TO CARRY ON BUSINESS. The Trustee represents to VESI and Veritas that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 7(n), it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

         (o) CONFLICTING CLAIMS. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Series 1 Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Series 1 Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

                  (i) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

                  (ii) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

                  If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

         (p) ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

8.       COMPENSATION

         (a) Veritas and VESI jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this agreement; provided that Veritas and VESI shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

9.       INDEMNIFICATION AND LIMITATION OF LIABILITY

         (a) INDEMNIFICATION OF THE TRUSTEE. Veritas and VESI jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel on a solicitor and his own client basis) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instructions delivered to the Trustee by Veritas or VESI pursuant hereto. In no case shall Veritas or VESI be liable under this indemnity for any claim against any of the Indemnified Parties unless Veritas and VESI shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, Veritas and VESI shall be entitled to participate at their own expense in the defense and, if Veritas or VESI so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless:
                  (i) the employment of such counsel has been authorized by Veritas or VESI, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and Veritas or VESI and the Trustee shall have been advised by counsel acceptable to Veritas or VESI that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Veritas or VESI and that an actual or potential conflict of interest exists (in which case Veritas and VESI shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the resignation or removal of the Trustee and the termination of this agreement.

         (b) LIMITATION OF LIABILITY. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

10.      CHANGE OF TRUSTEE

         (a) RESIGNATION. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Veritas and VESI specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Veritas and VESI otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Veritas and VESI shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Alberta Court of Queen's Bench upon application of one or more of the parties hereto. Should the retiring Trustee apply for the appointment of a successor trustee by an order of the Alberta Court of Queen's Bench it shall be at the joint and several expense of Veritas and VESI.

         (b) REMOVAL. The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by Veritas and VESI, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in
                  Section 10(a).

         (c) SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to Veritas and VESI and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as trustee in this agreement. However, on the written request of Veritas and VESI or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Veritas, VESI and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

         (d) NOTICE OF SUCCESSOR TRUSTEE. Upon acceptance of appointment by a successor trustee as provided herein, Veritas and VESI shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If Veritas or VESI shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Veritas and VESI.

11.      VERITAS SUCCESSORS

         (a) CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC. Veritas shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, amalgamation, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger or amalgamation, of the continuing corporation resulting therefrom unless, but may do so if:

                  (i) such other Person or continuing corporation (the "Veritas Successor"), by operation of law, becomes, without further action, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Veritas Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Veritas Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Veritas under this agreement; and

                  (ii) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

         (b)      VESTING OF POWERS IN SUCCESSOR. Whenever the conditions of
                  Section 11(a) hereof have been duly observed and performed, the Trustee, if required, by Section 11(a) hereof, the Veritas Successor and VESI shall execute and deliver the supplemental agreement provided for in Article 12 hereof and thereupon the Veritas Successor shall possess and from time to time may exercise each and every right and power of Veritas under this agreement in the name of Veritas or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of Veritas or any officers of Veritas may be done and performed with like force and effect by the directors or officers of such Veritas Successor.

         (c) WHOLLY-OWNED SUBSIDIARIES. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Veritas with or into Veritas or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Veritas provided that all of the assets of such subsidiary are transferred to Veritas or another wholly-owned subsidiary of Veritas, and any such transactions are expressly permitted by this Article 11.

12.      AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

         (a) AMENDMENTS, MODIFICATIONS, ETC. This agreement may not be amended or modified except by an agreement in writing executed by VESI, Veritas and the Trustee and approved by the Holders in accordance with Section 9.2 of the Exchangeable Share Provisions.

         (b)      MINISTERIAL AMENDMENTS. Notwithstanding the provisions of
                  Section 12(a) hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this agreement for the purposes of:

                  (i) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

                  (ii) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Veritas and VESI and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

                  (iii) making such changes or corrections which, on the advice of counsel to VESI, Veritas and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the board of directors of each of VESI and Veritas shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

         (c) MEETING TO CONSIDER AMENDMENTS. VESI, at the request of Veritas, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of VESI, the Exchangeable Share Provisions and all applicable laws.

         (d) CHANGES IN CAPITAL OF VERITAS AND VESI. At all times after the occurrence of any event effected pursuant to Section 2(g) or
                  Section 2(h) of the Support Agreement, as a result of which either Veritas Common Stock or the Series 1 Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Veritas Common Stock or the Series 1 Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

         (e) EXECUTION OF SUPPLEMENTAL AGREEMENTS. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time VESI (when authorized by a resolution of its Board of Directors), Veritas (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

                  (i) evidencing the succession of any Veritas Successors to Veritas and the covenants of and obligations assumed by each such Veritas Successors in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

                  (ii) making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Veritas, VESI, the Trustee or this agreement; and

                  (iii) for any other purposes not inconsistent with the provisions of this agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

13.      TERMINATION

         (a) TERM. The Trust created by this agreement shall continue until the earliest to occur of the following events:

                  (i) no outstanding Series 1 Exchangeable Shares are held by a Holder;

                  (ii) each of VESI and Veritas elects in writing to terminate the Trust and such termination is approved by the Holders of the Series 1 Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions; and

                  (iii) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

         (b) SURVIVAL OF AGREEMENT. This agreement shall survive any termination of the Trust and shall continue until there are no Series 1 Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this agreement.

14.      GENERAL

         (a) SEVERABILITY. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         (b) INUREMENT. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

         (c) NOTICES TO PARTIES. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

                  (i)      if to Veritas at:

                  Veritas DGC Inc.
                  3701 Kirby Drive, Suite 112
                  Houston, Texas 77098
                  Attention: Chairman
                  Telecopy:         (713) 526-5611

                  (ii)     if to VESI at:

                  Veritas Energy Services Inc.
                  Suite 300, 615 - Third Avenue S.W.
                  Calgary, Alberta T2P 0G9
                  Attention: President
                  Telecopy:         (403) 266-9359

                  (iii) if to the Trustee at:

                  if by mail or delivery:

                  CIBC Mellon Trust Company
                  600 The Dome Tower
                  333 - 7th Avenue S.W.
                  Calgary, Alberta  T2P 2Z1
                  Telecopy: (403) 232-2400

                  Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

         (d) NOTICE OF HOLDERS. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Series 1 Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which the Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

         (e) RISK OF PAYMENTS BY POST. Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by VESI or by Veritas or by such Holder to the Trustee or to Veritas or VESI, the making of such payment or sending of such document sent through the post shall be at the risk of VESI or Veritas, in the case of payments made or documents sent by the Trustee or VESI or Veritas, and the Holder, in the case of payments made or documents sent by the Holder.

         (f) COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A counterpart delivered by facsimile is hereby deemed to be as effective as a counterpart delivered in original form.

         (g) JURISDICTION. This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

         (h) ATTORNMENT. Veritas agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints VESI at its registered office in the Province of Alberta as Veritas' attorney for service of process.

         IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the date first above written.

                                        VERITAS DGC INC.


                                        Per:  /s/ LARRY WORDEN
                                             -----------------------------------

                                             -----------------------------------



                                        VERITAS ENERGY SERVICES INC.

                                        Per:  /s/ LARRY WORDEN
                                             -----------------------------------

                                             -----------------------------------



                                        CIBC MELLON TRUST COMPANY

                                        Per:  /s/ DANEAL MC GEEIN
                                             -----------------------------------
                                              /s/ J. FISHER
                                             -----------------------------------